© 2016 Avaya Inc. All rights reserved. 1 Avaya Confidential and Privileged – Prepared at the Direction of Counsel PROJECT ARROWHEADCLEANSING MATERIALS [DECEMBER 2016] Subject to NDA DRAFT

© 2016 Avaya Inc. All rights reserved. 2 Confidential - DRAFT Cleansing Materials - Subject to NDADISCLAIMER This presentation and the information contained herein are being made available to you pursuant to a potential transaction under Project Arrowhead (the "Transaction") and may not be used for any other purpose. This Presentation does not purport to be all-inclusive or to necessarily contain all the information that you may desire in learning more about Avaya. By accepting this Presentation, you agree that you will, prior to entering into any agreement with respect to any Transaction, perform your own independent investigation and analysis. You acknowledge that you will rely on your own independent evaluation and analysis and not on the information contained herein. This Presentation may not be used, and by your acceptance of this Presentation you agree that you will not use this Presentation, for any other purpose. Neither Avaya nor any of its affiliates or representatives has made or makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written or oral communication transmitted or made available to you. Avaya and its respective affiliates and representatives expressly disclaim any and all liability based, in whole or in part, on such information, errors therein or omissions therefrom. Certain statements contained in this Presentation are forward-looking statements provided by Avaya, including statements about its latest financial outlook, projected revenue, projected operating costs, projected free cash flow, future financial and operational performance, planned and unrealized future savings, capital structure alternatives, as well as statements about future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," "will" or "would" or the negative thereof or other variations thereof or other comparable terminology. Avaya has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Avaya believes these are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause its actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov and in particular, its 2015 Form 10-K filed with the SEC on November 23, 2015. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections or forward looking statements based thereon, and Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Only those representations and warranties which may be made in a definitive written agreement relating to a Transaction, when and if executed, and subject to any limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect. The contents of this Presentation are confidential and proprietary to Avaya and are being furnished to you pursuant and subject to the confidentiality agreement (the "Confidentiality Agreement") executed by you . By accepting this Presentation, you acknowledge that you are bound by the terms of such Confidentiality Agreement. This Presentation may not be photocopied, reproduced, or distributed to others at any time without the prior written consent of Avaya. In making available this Presentation, Avaya does not undertake any obligation to provide you with access to any additional information or to update any of the information contained in this Presentation at any time. Your receipt of this Presentation does not create, nor is it intended to create, a binding and enforceable contract or commitment between Avaya and you or any other party with respect to consummation of a Transaction. This Presentation may not be relied upon by any party as the basis for any such contract or commitment. Consummation of any Transaction is subject to, among other things, the execution of a definitive agreement in writing.

© 2016 Avaya Inc. All rights reserved. 3 Confidential - DRAFT Cleansing Materials - Subject to NDAARROWHEAD CLEANSING MATERIALS TABLE OF CONTENTS 1. Business Overview and Latest Financial Outlook 2. SaleCo and RemainCo Summary Overview 3. Pension Overview 4. Domestic vs. Foreign Legal Entity Overview 5. Appendix

© 2016 Avaya Inc. All rights reserved. 4 Confidential - DRAFT Cleansing Materials - Subject to NDA Business Overview and Latest Financial Outlook

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AVAYA SNAPSHOT

What Avaya Is Today

- $3.7B FY 2016 revenue driven by:
  - Large, leading Unified Communications ("UC")
  - Large, leading and growing Contact Center ("CC")
  - Differentiated Avaya Private Cloud Solutions ("APCS") and Fabric Networking
- Broad footprint:
  - Broad Enterprise/Service Provider Customer Base: 300K+
  - Broad Partner Ecosystem: 7,000+
  - Significant investor in R&D: 5,359 patents[2]
- Innovation leader beyond UC / CC
  - Zang: a new wholly-owned company focused on Cloud-based Communication Platform as a Service
  - 1,000+ security/ wireless fabric customers
  - 300+ instances / 100+ snap-ins for work flow automation (Breeze)

Business Mix[1]

FY 2016 Revenue: $3.7B


Unified Communications 58%
Contact Center 27%
Networking 7%
APCS 8%

#1 in Contact Center

#2 in Unified Communications

Notes:
Segmentation subject to ongoing management review and revision.
1. UC, CC and Networking revenue include product, maintenance and APS revenues; UC in above chart includes GSMB and Other Services.
2. Avaya Management as of 9/30/16.
Source: Avaya Management; Gartner, Infonetics, Wainhouse, MZA

AVAYA
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AVAYA'S GLOBAL FOOTPRINT


HQ: Santa Clara, CA
Denver, CO
Richardson, TX
Mexico City
Belleville/Ottawa, ON
Toronto, ON
Bohemia, NY
Billerica, MA
Basking Ridge, NJ
Raleigh, NC
Galway, Ireland
Maidenhead, UK
Guilford, UK
Frankfurt, DE
Israel
Dubai
Mumbai
Pune
Bangalore
Singapore
Beijing
Dalian
Japan
Shanghai
Sydney
São Paulo
Buenos Aires

Significant Worldwide Presence

- Geographic footprint in ~60 countries
- ~6,500 channel partners[1]
- ~10,000 employees

AVAYA

© 2016 Avaya Inc. All rights reserved.

(1) As of 9/30/16.

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© 2016 Avaya Inc. All rights reserved. 7 Confidential - DRAFT Cleansing Materials - Subject to NDAMARKET SHARE OVERVIEW Avaya is an industry leader and has built a strong position across each of its key market segments. Note:* All share results are based on revenue, except Audio Conferencing (Licenses), Mobile Voice and UC Clients (Shipments); and reflect 2015 where availableSource: [1] Dell’Oro Group; [2] Canalys; [3] IHS Technology; [4] MZA, Ltd; [5] Wainhouse Research; [6] Frost & Sullivan; [7] IntelliCom Analytics *

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PATENT PORTFOLIO – OVERVIEW

Avaya has a strong, global portfolio of patents that underpin the Company's financial outlook

Summary

Avaya's Intellectual Property Assets

Patents

- 2,602 U.S. Patents
- 769 U.S. Pending Applications
- 1,142 Non-U.S. Patents
- 846 Non-U.S. Pending Applications

Total = 5,359

Licenses – 4 royalty paying licenses, 30+ cross-licenses, licensing revenue of $1.6M for FY'16

Highlights

- Innovation continues to increase
- Filed 133 U.S. patent applications in FY'16
- Filed 25 foreign applications in FY'16
- 198 U.S. patents issued in FY'16
- Patent coverage obtained in core and disruptive technologies
- Continue to obtain patent coverage in new initiatives, such as Breeze
- Monetization strategies for non-core elements of the Company's IP portfolio are potentially available to Avaya

IP Monetization Update

- The Company is current exploring monetization opportunities for its IP assets
- Preliminary outlook includes:
  - $100-150M in proceeds from sale of primarily UC-related IP, received by year-end FY18
  - $50-75M in proceeds from sale of the Networking (non-core) and WLAN portfolios in early 2017

Source: Avaya Management as of 9/30/16.

AVAYA

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LATEST FINANCIAL OUTLOOK

The Latest Financial Outlook ("LFO") assumes a continued strategic transformation to a software and services company[1]

$ in millions	2014	2015	2016	2017	2018	2019	2020	2021
	Actual			Projected				
Revenue								
Product	2,196	2,029	1,755	1,424	1,287	1,220	1,221	1,249
y-o-y growth		(8%)	(14%)	(19%)	(10%)	(5%)	0%	2%
Services	2,175	2,052	1,947	1,774	1,697	1,649	1,631	1,627
y-o-y growth		(6%)	(5%)	(9%)	(4%)	(3%)	(1%)	(0%)
Total Revenue	**$ 4,371**	**$ 4,081**	**$ 3,702**	**$ 3,198**	**$ 2,984**	**$ 2,869**	**$ 2,852**	**$ 2,877**
y-o-y growth		(7%)	(9%)	(14%)	(7%)	(4%)	(1%)	1%
Gross Margin	**$ 2,574**	**$ 2,467**	**$ 2,278**	**$ 1,988**	**$ 1,855**	**$ 1,799**	**$ 1,811**	**$ 1,858**
GM %	59%	60%	62%	62%	62%	63%	63%	65%
Operating Costs								
R&D	372	338	273	225	197	181	177	178
SG&A	1,475	1,411	1,249	1,076	1,010	974	966	974
Depreciation / other addbacks [2]	(120)	(113)	(114)	(86)	(72)	(71)	(69)	(69)
Pension addbacks	(51)	(69)	(70)	(76)	(82)	(84)	(85)	(85)
Adjusted EBITDA	**$ 898**	**$ 900**	**$ 940**	**$ 849**	**$ 802**	**$ 798**	**$ 821**	**$ 860**
Adj. EBITDA %	21%	22%	25%	27%	27%	28%	29%	30%

- Revenue is expected to trough in FY19-20 driven by increasing contributions from higher-growth products and services
- Margins are expected to expand as the Company focuses its operations around a core portfolio of high margin product and service offerings coupled with future operational efficiencies

Notes:
1. The LFO also assumes (i) none of the M&A activity currently being contemplated is consummated and (ii) a consensual in-court restructuring of the balance sheet beginning in December 2016 lasting no longer than 90 days.
2. Includes $22 / $8 / $1 million of software amortization in FY14 / FY15 / FY16; zero thereafter.

AVAYA

© 2016 Avaya Inc. All rights reserved.

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© 2016 Avaya Inc. All rights reserved. 10 Confidential - DRAFT Cleansing Materials - Subject to NDA Actual Actual Actual Proj. Proj. Proj. Proj. Proj. '16-'21$ in millions 2014 2015 2016 2017 2018 2019 2020 2021 CAGR NextGen Product1 385 389 407 403 422 448 491 542 6%Heritage Product2 6 6 11 11 10 9 9 8 (6%)APS 185 187 186 184 187 192 204 218 3%Mtce 380 385 405 394 408 426 443 463 3%Total CC Revenue 957 967 1,009 991 1,027 1,075 1,147 1,232 4% Total APCS Revenue 287 297 304 300 314 322 338 355 3% NextGen Product 537 521 479 431 417 418 430 447 (1%)Heritage Product 1,042 899 668 444 335 262 222 192 (22%)APS 151 134 99 72 59 51 49 49 (13%)Mtce 1,038 937 852 745 662 603 552 505 (10%)Other Svcs 58 47 40 28 21 16 12 9 (60%)Total UC Revenue 2,826 2,538 2,137 1,720 1,494 1,350 1,265 1,201 (11%) NextGen Product 32 66 72 59 53 47 43 38 (12%)Heritage Product 194 148 118 77 51 36 27 21 (29%)APS 5 6 8 6 4 3 3 2 (23%)Mtce 70 59 54 46 41 36 31 27 (13%) Total Networking Revenue3 301 279 252 187 149 122 102 88 (19%) WholeCoNextGen Product 954 976 957 892 891 913 964 1,028 1%Heritage Product 1,242 1,053 798 531 396 307 257 222 (23%)APS 341 327 293 262 250 247 256 269 (2%)Mtce 1,488 1,381 1,310 1,184 1,111 1,065 1,026 995 (5%)APCS 287 297 304 300 314 322 338 355 3%Other Svcs 58 47 40 28 21 16 12 9 (26%)Total Avaya Revenue 4,371 4,081 3,702 3,198 2,984 2,869 2,852 2,877 (5%) LFO REVENUE SUMMARY BY KEY BUSINESS SEGMENT Notes: Segmentation subject to ongoing management review and revision1. NextGen: revenue is outperforming the market, the investment in new features / functions is material, and there is potential for market / revenue growth2. Heritage: revenues are in decline faster than the market, the market for the product is in decline and there is potential for there not to be a market for the product in the future3. The LFO assumes a de-investment scenario for the Networking segment, with significant declines in forecasted revenue and costs

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LFO HISTORICAL AND PROJECTED CASH FLOW

Avaya is expected to generate significant Cash Flow each year through 2021

LFO: Illustrative Cash Flow $ in millions	Actual FY14	Actual FY15	Actual FY16	Proj. FY17	Proj. FY18	Proj. FY19	Proj. FY20	Proj. FY21
Adjusted EBITDA	**$ 898**	**$ 900**	**$ 940**	**$ 849**	**$ 802**	**$ 798**	**$ 821**	**$ 860**
Change in Working Capital	33	64	110	6	11	(24)	(31)	(24)
Pension / Post-Retirement	(233)	(147)	(160)	(195)	(185)	(171)	(108)	(107)
Restructuring Payments	(121)	(90)	(121)	(100)	(50)	(40)	(30)	(30)
Cash Interest[1]	(454)	(421)	(428)	(180)	(180)	(180)	(180)	(180)
Cash Taxes[2]	(50)	(56)	(24)	(103)	(94)	(110)	(104)	(117)
Other Operating Activities[3]	(30)	(34)	(152)	(85)	(66)	(70)	(60)	(60)
Total Operating Cash Flow	**$ 41**	**$ 216**	**$ 164**	**$ 192**	**$ 238**	**$ 204**	**$ 309**	**$ 342**
Capital Expenditures	(135)	(124)	(95)	(77)	(75)	(75)	(80)	(80)
FCF	**$ (94)**	**$ 92**	**$ 68**	**$ 114**	**$ 163**	**$ 129**	**$ 229**	**$ 262**
Other Cash Flows[4]	179	(67)	(87)	(30)	(31)	(28)	(26)	(26)
Change in Cash[5]	**$ 85**	**$ 25**	**$ (19)**	**$ 84**	**$ 132**	**$ 101**	**$ 202**	**$ 236**

Notes:
1. FY17+ estimates reflect pro forma debt assumptions of $2.25 billion at a blended interest rate of 8%; no repayments of debt principal are assumed through the projected period
2. FY17+ estimates based on analysis from Company's tax advisors; assumptions include an in-court restructuring with tax treatment under 382(l)(6)
3. Include cash flow adjustments related to pension, prepaid expenses, payroll, variable compensation and other assets / liabilities.
4. Includes FX adjustments (historical only), acquisitions / divestitures (historical only) and other cash flow adjustments. FY16 includes ~$50M in legal settlement.
5. Does not include loan borrowings/repayments.

AVAYA
© 2016 Avaya Inc. All rights reserved.
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© 2016 Avaya Inc. All rights reserved. 12 Confidential - DRAFT Cleansing Materials - Subject to NDA 1,847 1,749 1,522 1,302 1,206 1,155 1,144 1,152 $- $500 $1,000 $1,500 $2,000 2014 2015 2016 2017 2018 2019 2020 2021 $ in millions Actual Projected R&D 372 338 273 225 197 181 177 178 y-o-y growth -9% -19% -17% -13% -8% -2% 1% % Product Revenue 17% 17% 16% 16% 15% 15% 15% 14% SG&A 1,475 1,411 1,249 1,076 1,010 974 966 974 y-o-y growth -4% -11% -14% -6% -4% -1% 1% % Total Revenue 34% 35% 34% 34% 34% 34% 34% 34% Total Operating Costs 1,847$ 1,749$ 1,522$ 1,302$ 1,206$ 1,155$ 1,144$ 1,152$ y-o-y growth -5% -13% -14% -7% -4% -1% 1% LFO PROJECTED REDUCTIONS IN OPERATING COSTS Avaya’s Operating Cost Structure  Avaya has a proven track record in successfully reducing its operating costs while continuing to maintain industry leading R&D investment at approximately 15% of product revenue Avaya has a successful track record of improving its cost structure with ongoing operational efficiency

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SEGMENTS IN FOCUS

The table below provides summary financial data for each of Avaya's key business segments for FY2014-2016

$ in millions	Contact Center			APCS			Unified Communications			Networking			Whole Co.
	FY'14	FY'15	FY'16	FY'14	FY'15	FY'16	FY'14	FY'15	FY'16	FY'14	FY'15	FY'16	FY'16
Total Revenue	957	967	1,009	287	297	304	2,826	2,538	2,137	301	279	252	3,702
Gross Profit	613	638	691	118	110	109	1,695	1,589	1,372	148	130	106	2,278
Gross Profit %	*64%*	*66%*	*68%*	*41%*	*37%*	*36%*	*60%*	*63%*	*64%*	*49%*	*47%*	*42%*	*62%*
Adj. Segmented EBITDA[1]	262	296	354	39	41	62	668	651	624	(70)	(89)	(100)	940
EBITDA %	*27%*	*31%*	*35%*	*13%*	*14%*	*20%*	*24%*	*26%*	*29%*	*-23%*	*-32%*	*-40%*	*25%*
Est. Adj. Standalone EBITDA[2]			Contact Center + APCS:			464	–	–	–	–	–	–	–

The UC segment represents Avaya's "RemainCo." business[3]

- Est. Adj. Standalone EBITDA of a combined Contact Center / APCS business / Emerging Technologies ("SaleCo") totals $464 million for FY2016

Notes:
Segmentation subject to ongoing management review and revision. Additionally, Above tables represent a fully allocated view and do not include standalone/carve-out assumptions and methodologies
1. Adjusted Segmented EBITDA is derived by management based on segmentation methodologies
2. Estimated Adjusted Standalone EBITDA is based upon standalone financials presented as of 11/1/16 to facilitate sales processes for Contact Center and APCS
3. The Unified Communications segment above also includes Avaya's GSMB segment

AVAYA

© 2016 Avaya Inc. All rights reserved.

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© 2016 Avaya Inc. All rights reserved. 14 Confidential - DRAFT Cleansing Materials - Subject to NDA SaleCo and RemainCo Summary Overview

© 2016 Avaya Inc. All rights reserved. 15 Confidential - DRAFT Cleansing Materials - Subject to NDAFINANCIAL OUTLOOK POST-DISAGGREGATION Following the sale of CC, APCS, Emerging Technologies (i.e., SaleCo) and Networking segments, Avaya’s RemainCo business will comprise the Company’s UC and GSMB segments. RemainCo projection model was developed by the Company in November 2016 based on the following critical assumptions and subject to ongoing management review / revision: - Consummation of M&A transactions for CC, APCS and Networking segments - Divested SaleCo carved-out of wholeco financials based on preliminary analysis as of November 2016 - In-court restructuring process - Post-disaggregation, RemainCo accelerates its cost reductions as it sheds costs of complexity that are considered to be unyielding under the existing ‘wholeco’ business, as well costs supporting the SaleCo TSA (subsequent to TSA expiration) SaleCo projection model was developed by the Company in September / October 2016 in conjunction with its M&A advisors. The following key considerations should be observed: - Represents combined standalone financials for Company’s CC and APCS business segments - As of November 2016 and remains subject to further revision - In-court restructuring process is not contemplated Note: Forecasts subject to ongoing management review and revision. SaleCo financials reflect M&A standalone version shown to bidders in November.1. RemainCo Adj. EBITDA excludes TSA-related ICE

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REMAINCO SNAPSHOT

RemainCo Overview / Strategy

- RemainCo (Avaya Communication & Services or "AC&S") with $2.1B FY 2016 revenue:
  - Leading UC products include Aura, IP Office, Endpoints
  - Large Maintenance revenue base
- Positioned for long-term revenue stability, driven by growing contribution from NextGen products and services to offset ongoing Heritage product erosion
- Upside potential from initiatives including:
  - Go-to-market ("GTM") optimization including focus on direct channel sales
  - New NextGen product launches
  - Maintenance / Professional Services initiatives including direct channel focus and new service offerings
  - Cloud / subscription services
- RemainCo leadership to comprise experienced members of Avaya management team having delivered 5 consecutive years of restructuring results
- Key cost areas and levers have been identified
- Expected "Day 1" headcount of ~6K employees

Business Mix[1]

FY 2016 Revenue: $2.1B


APS
5%
Other Svcs
2%
Maintenance
40%
Product
53%

#2 in Unified Communications

Notes:
Segmentation remains subject to management review and revision.
1. Above chart includes GSMB and Other Services.
Source: Avaya Management; Gartner, Infonetics, Wainhouse, MZA

© 2016 Avaya Inc. All rights reserved.

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© 2016 Avaya Inc. All rights reserved. 17 Confidential - DRAFT Cleansing Materials - Subject to NDAREMAINCO ORGANIZATION OVERVIEW Seasoned Management Team with Demonstrated Track Record Leadership and Organization Structure Jim Chirico – Avaya Chief Operating Officer, Chief Restructuring Officer and Head of Sales- Served in current position since 2010 and at Avaya since 2008- Over 30 years of experience in Technology- Prior Experience: IBM, Seagate Technology  RemainCo will be led by a seasoned team of current Avaya management  As part of Avaya, Jim Chirico and team successfully delivered 5 consecutive years of restructuring results, attaining on average 100+% of target with respect to gross margin, total cost and headcount target objectives  Key focus areas of RemainCo management include: ‒ Continued sales execution on faster-growing products and stabilizing services revenues ‒ Eliminate costs of non-yielding complexity and absorbed M&A costs (including TSA-related) by FY2018 ‒ Position RemainCo to capture potential revenue upside from new initiatives including go-to-market optimization, services improvement, NextGen product launches and cloud focus

© 2016 Avaya Inc. All rights reserved. 18 Confidential - DRAFT Cleansing Materials - Subject to NDA Proj. Proj. Proj. Proj. Proj. '17-'21 $ in millions 2017 2018 2019 2020 2021 CAGR NextGen Product 420 407 409 424 443 1% Endpoints 302 245 201 175 153 (16%) Heritage Product 186 129 96 79 70 (22%) Total Product Revenue 907 780 706 678 666 (7%) APS 75 70 69 71 75 0% Mtce 762 728 692 631 604 (6%) Other Services 29 22 16 12 9 (25%) Total Services Revenue 866 820 778 715 689 (6%) Total Revenue 1,774 1,600 1,484 1,393 1,355 (7%) REMAINCO PROJECTED REVENUE SUMMARY Notes: Forecasts subject to ongoing management review and revision. November Management View revenue forecasts are summarized below; projections exclude impact from RemainCo upside growth initiatives

© 2016 Avaya Inc. All rights reserved. 19 Confidential - DRAFT Cleansing Materials - Subject to NDA Proj Proj Proj Proj Proj$ in millions 2017 2018 2019 2020 2021 AC&S Mtce $762 $728 $692 $631 $604Mgmt View Annual Retention 81% 86% 85% 88% 88%POS Attach 7.4% 7.7% 7.9% 8.2% 8.4% Proj Proj Proj Proj Proj$ in millions 2017 2018 2019 2020 2021 AC&S APS Revenue $75 $70 $69 $71 $75Mgmt View APS Attach 8.2% 9.0% 9.8% 10.5% 11.3% REMAINCO SERVICES REVENUE FORECAST Notes:1. UC Maintenance historical retention rates averaged 89.4% from 2014 to 2016 while POS attached rates averaged 6.9% for the same period 2. UC+GSMB APS historical attach rates averaged 9.3% from 2014 to 2016 DriveMaintenance Attach Rates  Higher direct sales focus to drive increased maintenance attach  Increase software mix o H/W POS attach rates ~5% o S/W POS attach rates ~10% IncreaseMaintenance Retention(Based on $ value)  Maintenance Stabilization o Renewal automation o Life-cycle price increase Increased APS Attach Rate  Increase software mix o 35% attach with direct UC software vs. 10% attach with direct UC HW Increased attach for direct customers through enforcement of current attach policies Key Levers Revenue Projections

© 2016 Avaya Inc. All rights reserved. 20 Confidential - DRAFT Cleansing Materials - Subject to NDA $ in millions 2017 2018 2019 2020 2021 Revenue ProjectedProduct 907 780 706 678 666y-o-y growth (14%) (10%) (4%) (2%)Services 866 820 778 715 689y-o-y growth (5%) (5%) (8%) (4%)Total Revenue $1,774 $1,600 $1,484 $1,393 $1,355y-o-y growth (10%) (7%) (6%) (3%)Gross Margin $1,089 $1,019 $965 $922 $912GM % 61% 64% 65% 66% 67%Operating CostsR&D 140 117 104 96 91 SG&A 642 538 469 439 417 Addbacks1 (101) (93) (93) (93) (93) Adj. for TSA-related Costs (35) (59) (26) (4) - Adjusted EBITDA $444 $516 $511 $484 $497Margin % 25% 32% 34% 35% 37% REMAINCO SUMMARY P&L FORECAST November Management View P&L forecasts are summarized below; projections exclude impact from RemainCo upside growth initiatives; projections reflect a standalone, post-disaggregation cost structure Notes: Forecasts subject to ongoing management review and revision.1. Preliminary estimates and includes pension and depreciation addbacks; subject to ongoing review.

© 2016 Avaya Inc. All rights reserved. 21 Confidential - DRAFT Cleansing Materials - Subject to NDA 782 656 573 534 508 $- $500 $1,000 2017 2018 2019 2020 20212017 2018 2019 20 $ in millions Projected R&D 140 117 104 96 91 y-o-y growth -16% -12% -8% -5% % Product Revenue 15% 15% 15% 14% 14% SG&A 642 538 469 439 417 y-o-y growth -16% -13% -6% -5% % Total Revenue 36% 34% 32% 32% 31% Total Operating Costs 782$ 656$ 573$ 534$ 508$ y-o-y growth -49% -16% -13% -7% -5% REMAINCO PROJECTED REDUCTIONS IN OPERATING COSTS RemainCo Operating Cost Structure Notes: Forecasts subject to ongoing management review and revision. November Management View R&D and SG&A forecasts are summarized below; projections exclude impact from RemainCo upside growth initiatives

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REMAINCO PROJECTED CASH FLOW

Below is a summary of projected Cash Flow for RemainCo through 2021 based on the November Management View forecasts

$ in millions	Proj. 2017	Proj. 2018	Proj. 2019	Proj. 2020	Proj. 2021
	6 months				
Adj. EBITDA incl. TSA Costs	**203**	**457**	**485**	**481**	**497**
Change in Wkg Capital	(2)	32	(17)	(40)	(11)
Restructuring Payments	(28)	(49)	(28)	(27)	(25)
Pension / Post-Retirement	(123)	(185)	(171)	(108)	(107)
Cash Interest[1]	(50)	(100)	(100)	(100)	(100)
Cash Taxes[2]	(14)	(31)	(33)	(33)	(34)
Other Operating Activities[3]	(18)	(34)	(36)	(25)	(25)
Capital Expenditures	(18)	(25)	(20)	(20)	(20)
Levered Cash Flow	**(49)**	**65**	**80**	**129**	**175**
TSA Proceeds[4]	41	54	-	-	-
Disaggregation expense[5]	(20)	-	-	-	-
Patent monetization[6]	75	50	-	-	-
Total CF	**47**	**169**	**80**	**129**	**175**

Notes:
Forecasts subject to ongoing management review and revision
1. Reflect debt assumptions of $1.25 billion at a blended interest rate of 8%; no repayments of debt principal are assumed
2. Based on analysis from Company's tax advisors that assumes an in-court restructuring occurs in 2Q FY'17 and an emergence date of April 1, 2017
3. Include cash flow adjustments related to pension, prepaid expenses, payroll, commissions and other assets / liabilities
4. Based on analysis from Company's M&A advisors
5. Preliminary estimate covering items such as advisory / legal fees
6. Preliminary estimate

AVAYA
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© 2016 Avaya Inc. All rights reserved. 23 Confidential - DRAFT Cleansing Materials - Subject to NDA Pension Summary

© 2016 Avaya Inc. All rights reserved. 24 Confidential - DRAFT Cleansing Materials - Subject to NDAPENSION AND OPEB LIABILITIES Note: 1. Aon Hewitt AA Only and Aon Hewitt AA Only Above Median yield curves2. AON Hewitt Euro AA corporate bond yield curve US Pension Net liability for US Pension and OPEB as of 9/30/16 was $1.5 billion With respect to the US Pension, each 25bp increase in discount rate reduces the liability by approximately $100 million US pension termination liability is estimated to be $1.7 billion as of 9/30/2016 The Company expects the IRS to adopt new mortality tables leading to higher US Pension contribution funding requirements in calendar 2018 Non-US Pension Net liability for Non-US pension plans as of 9/30/16 was $0.6 billion German plans are non-funded and contribution equals benefit payment  Netherlands plans are close to fully funded requiring minimal contribution Pension Highlights Non-US Pension ($ in millions, as of 9/30/16) US Pension1 US OPEB1 Germany Netherlands Other Countries Total Non-US Pension2 Total Funded Status 67% 39% 1% 97% 31% 10% 56% Assets $2,370 $172 $3 $54 $10 $67 $2,609 Liabilities 3,558 436 561 55 34 650 4,644 Surplus/(Deficit) $1,188 $264 $558 $1 $23 $583 $2,035 Discount Rate 3.55% 3.67% 1.22%

© 2016 Avaya Inc. All rights reserved. 25 Confidential - DRAFT Cleansing Materials - Subject to NDA $96 $149 $146 $132 $69 $68 $87 $77 $63 $34 $41 $20 $16 $16 $16 $16 $16 $16 $16 $15 $24 $26 $24 $23 $23 $23 $24 $23 $24 $24 $161 $195 $185 $171 $108 $107 $126 $117 $102 $74 $- $50 $100 $150 $200 $250 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 US pension US OPEB Non-US pension PENSION AND OPEB LIABILITIES: CASH FLOW PROJECTIONS Avaya Pension and OPEB Cash Outflows FY14  FY25 Avaya’s pension and OPEB (Other Postemployment Benefits) cash outflows, driven by required pension contributions in compliance with IRS guidelines, are forecasted to peak in 2017 at $195 million and then fall to $74 million by 2025 Note: Forecasts subject to ongoing management review and revision. Per Company 10-K filings, pension expense (net periodic benefit cost) for FY 2014 / 2015 were as follows: US pension $65 / $60M, US OPEB $4 / $3M, Non-US pension $30 / $27M.Cash contributions for FY 2014 / 2015 were as follows: US pension $65 / $60M, US OPEB $4 / $3M, Non-US pension $30 / $27M.1. Germany comprises approximately 98% of Non-US pension for the FY 2016-2025 period $ in mil lion s 1

© 2016 Avaya Inc. All rights reserved. 26 Confidential - DRAFT Cleansing Materials - Subject to NDA Domestic vs. Foreign Legal Entity Overview

© 2016 Avaya Inc. All rights reserved. 27 Confidential - DRAFT Cleansing Materials - Subject to NDAFINANCIAL OVERVIEW  The Company reported global revenues of approximately $3.8 billion and adjusted EBITDA of approximately $901.8 million on an LTM 3Q’16 basis  The majority of the Company’s foreign revenues flow through Sierra and the Sierra Subsidiaries. LTM 6/30/16 external revenue for Sierra, the Sierra Subsidiaries and other entities that are not obligors on the Company’s domestic funded debt aggregated$1.6 billion3 and adjusted EBITDA was $80.2 million3 ‒ The relatively low LTM 3Q’16 adjusted EBITDA reported by those “non-obligors” partially results from charges related to licenses and other internal costs (totaling $100.5 million) and R&D cost sharing (totaling $65.2 million) made from the Company’s U.S. operations to the Sierra Subsidiaries that reduce EBITDA reported by those entities  Additionally, Sierra has adjusted EBITDA of ($63.0 million), which results from payments made to foreign entities on behalf of Avaya Inc., which in turn reduces the adjusted EBITDA of Sierra, the Sierra Subsidiaries, and other entities that are not obligors on the Company’s domestic funded debt  Approximately $8.7 million of dividends were transferred by Avaya Australia Pty Ltd. to Avaya Inc. for LTM June 30, 2016 which is negatively impacting the Adjusted EBITDA calculation for Sierra, the Sierra Subsidiaries and other entities that are not obligors on the Company’s domestic funded debt  The Company has approximately $6.0 billion of funded debt obligations ‒ Avaya Inc. is the borrower under the Company’s Senior Secured Credit Agreement, Domestic ABL, 7% Senior Secured Notes, 9% Senior Secured Notes, and 10.5% Secured Notes (collectively, the “U.S. Funded Debt Obligations”) ‒ The U.S. Funded Debt Obligations are guaranteed by 15 of the Company’s 19 domestic subsidiaries and six branch offices(1), (all guarantors collectively, the “Guarantors”)  As of September 30, 2015(2), the Company had approximately $3.4 billion in domestic pension obligations (the “Domestic Pensions”), approximately $1.2 billion of which was underfunded Notes:1. Sierra Asia Pacific Taiwan branch and Thailand branch, Avaya EMEA Greece branch, Portugal branch, Saudi Arabia branch, and South Africa branch2. As reported on the Company’s 2015 Form 10-K3. Does not include US Guarantors that flow through Sierra

Confidential - DRAFT Cleansing Materials - Subject to NDA

ORGANIZATIONAL STRUCTURE – OVERVIEW



US Pension Control Group
$335m Domestic ABL due 2020[1]
$616m TLB-3 due 2017
$1m TLB-4 due 2017
$537m TLB-6 due 2018
$2,087m TLB-7 due 2020
$1,009m 7% Sr. Sec. Notes due 2019
$290m 9% Sr. Sec. Notes due 2019
$1,384m 10.5% Sr. Sec. Notes due 2021
Avaya Inc. T01B
US Guarantors
Sierra Communication International LLC ("Sierra")[(5)]
Other US Non-Guarantors
Domestic Pension Liability ~$1,226 million
U.S.
Non-U.S.
Foreign Guarantors [(6)]
Foreign Guarantors [(4)]
$150m Foreign ABL due 2020 [(1)]
Foreign Non-Guarantors
Foreign Non-Guarantors [(7)]
Foreign Pension Liability ~$495 million

Financial Highlights *LTM June 30, 2016* *USD in millions*	Avaya Inc + US Guarantors[3]	Sierra + Foreign Entities + Other US Non-Guarantors[2]	Consolidated
External Revenue	$ 2,108	$ 1,645	$ 3,753
Adjusted EBITDA	$ 822	$ 80	$ 902

- US borrower / guarantors
- Foreign guarantors
- Non-guarantors

Notes:

1. Domestic and Foreign ABL's were $77m and $55m drawn as of 9/30/16, respectively
2. Includes all Foreign Entities and US Non-Guarantors, including Sierra. Sierra is the primary owner of the majority of all of Avaya's foreign operations
3. Avaya Inc. + US Guarantors represent substantially all US operations
4. Foreign subsidiaries of Avaya Inc. that entered into a senior secured foreign asset-based revolving credit facility (the "Foreign ABL")
5. Based on legacy cash management practices, Sierra has charges on its books owed to foreign subsidiaries for services performed on behalf of Avaya Inc. Contractual agreements exist between these subsidiaries and Avaya Inc., not Sierra. Currently, there is $(63.0) million of Adjusted EBITDA at stand-alone Sierra that relates to such charges
6. Represents Foreign Guarantors (including Avaya Canada) that do not flow through Sierra Communications
7. Represents Foreign Non-Guarantors (including Esna Technologies, Avaya Mauritius, Avaya Australia, Avaya New Zealand, Mosaix Limited, Knoahsoft Technologies (India)) that do not flow through Sierra Communications

AVAYA

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ORGANIZATIONAL STRUCTURE – I/C COMFORT LETTERS

US Pension Control Group



US borrower / guarantors
Foreign borrowers / guarantors
Non-guarantors
Avaya Inc.
Pension Liability ~$1,226 million
Avaya Inc. Comfort Letter
A
US Guarantors
Sierra Communication International LLC ("Sierra")5
Other US Non-Guarantors
U.S.
Non-U.S.
Avaya GmbH & Co. KG & Avaya Germany GmbH
Pension Liability ~$475 million
Avaya International Sales Ltd ("AISL") Comfort Letter
B
Avaya International Sales Ltd

Ⓐ **Avaya Inc. Comfort Letter**: ***December 14, 2015 – December 31, 2018***

- Avaya Inc. (U.S.) provided a letter to AISL (the "Avaya Inc. Comfort Letter") in which Avaya Inc. committed that it or one of its subsidiaries would provide financial and operational support to ensure that AISL has adequate resources to meet all liabilities to Avaya GmbH & Co. KG and Avaya Germany GmbH under the AISL Comfort Letter (which at the time was contemplated but did not yet exist)

Ⓑ **AISL Comfort Letters**: ***March 16, 2016 – March 16, 2018***

- AISL provided a letter to both Avaya GmbH & Co. KG and Avaya Germany GmbH (Germany) (the "AISL Comfort Letters") in which AISL committed to provide Avaya GmbH & Co. KG and Avaya Germany GmbH with liquidity and the financial means to fulfill all of its current and future payment obligations as they become due
- AISL also guaranteed the repayment of all intercompany loans owed to Avaya GmbH & Co. KG and Avaya Germany GmbH or any of its subs.
- It was agreed that funds paid to Avaya GmbH & Co. KG and Avaya Germany GmbH pursuant to the AISL Comfort Letters would not need to be repaid

AVAYA © 2016 Avaya Inc. All rights reserved.
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SUMMARY INTERCOMPANY RELATIONSHIPS

Relationship[4]

Avaya Inc + US Guarantors → Sierra + Foreign Entities + US Non-Guarantors

($ in millions)	Internal Revenue [1]	Account Receivable	Account Payable [2]	Notes Receivable	Notes Payable [2]	
Avaya Inc.	$0.0	$0.0	$0.0	$1,225.3	$32.3	**Sierra**
Avaya Inc.	$0.0	$0.0	$0.0	$0.6	$2.0	**U.S. Non Guarantors**
Avaya Inc.	$215.2	$691.2 [3]	$39.9	$20.9	$0.0	**Foreign Entities**
U.S. Guarantors	$0.0	$0.0	$0.0	$23.1	$0.5	**Sierra**
U.S. Guarantors	$9.4	$24.4	$10.2	$0.0	$0.0	**Foreign Entities**

Notes:
1. Represents Internal revenue where Avaya Inc. and US Guarantors sold products and services to Sierra, Foreign entities and U.S. Non-Guarantors for the 9 month period ending 6/30/16
2. Represents potential offsetting balances for the lenders shown in left column
3. Primarily related to receivables due from AISL ($141 million due to license and other internal costs) and AHL ($488 million due to R&D cost sharing, Nortel Data R&D charges; not related to Internal revenue)
4. The table does not include intercompany relationships between US Guarantors and other US Guarantors. It also excludes intercompany relationships where a US Guarantor is not a party

AVAYA © 2016 Avaya Inc. All rights reserved.

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© 2016 Avaya Inc. All rights reserved. 31 Confidential - DRAFT Cleansing Materials - Subject to NDA Appendix

© 2016 Avaya Inc. All rights reserved. 32 Confidential - DRAFT Cleansing Materials - Subject to NDACASH FLOW FORECAST SENSITIVITY (14 WEEK OUTLOOK) 280 233 205 201 230 272 225 212 266 243 270 243 268 291 329 281 253 249 279 320 274 260 314 291 319 292 316 340 $- $50 $100 $150 $200 $250 $300 $350 11/25 12/2 12/9 12/16 12/23 12/30 1/6 1/13 1/20 1/27 2/3 2/10 2/17 2/24 (US D in mil lion s) Liquidity Forecast Sensitivity (11/30 Base Case) Liquidity Highlights  TLI Release -> est. $70M – TLI release is assumed to be released the week ended December 23, 2016 CD&R Reimbursement – [$5M upfront and $500K per week thereafter] – Currently not included CD&R Letter of Credit [$60M] – Currently not included Goldman Sachs fee [$30M] – Currently not included Note: Avaya’s ABL financing agreements contain restrictive covenants that are triggered if combined ABL availability falls below $48.5 million (Cash Dominion); hence liquidity and ABL availability in all cases in the table above is assumed to be net of $48.5 million.

© 2016 Avaya Inc. All rights reserved. 33 Confidential - DRAFT Cleansing Materials - Subject to NDASEGMENT LEVEL P&L – UC + GSMB Direct Product Revenue Historically, between FY 2014 and 2016, UC + GSMB direct product sales represented approximately 24% of product revenue Actual Actual Actual Proj Proj Proj Proj Proj$ in millions 2014 2015 2016 2017 2018 2019 2020 2021 Revenue Product $1,579 $1,419 $1,147 $875 $752 $680 $652 $639Revenue APS $151 $134 $99 $72 $59 $51 $49 $49Revenue APCS $0 $0 $0 $0 $0 $0 $0 $0Revenue Mtce $1,038 $937 $852 $745 $662 $603 $552 $505Revenue Other Svcs $58 $47 $40 $28 $21 $16 $12 $9Total revenue $2,826 $2,538 $2,137 $1,720 $1,494 $1,350 $1,265 $1,201Prod Std Cost $482 $408 $329 $250 $211 $184 $168 $155OCOGS $160 $128 $102 $81 $69 $62 $59 $58SCOGS $489 $411 $334 $289 $257 $231 $209 $186R&D $219 $194 $142 $117 $100 $90 $86 $84Total SG&A $914 $843 $693 $574 $521 $486 $469 $457Non-GAAP Op. Income $562 $552 $537 $410 $336 $297 $274 $261Addbacks $106 $99 $86 $77 $73 $73 $73 $73Adj. EBITDA $668 $651 $624 $487 $409 $370 $347 $334 Note: Above table represents a fully allocated view and does not include standalone/carve-out assumptions and methodologies

© 2016 Avaya Inc. All rights reserved. 34 Confidential - DRAFT Cleansing Materials - Subject to NDASEGMENT LEVEL P&L – CC Direct Product Revenue Historically, between FY 2014 and 2016, CC direct product sales represented approximately 37% of total product revenue Actual Actual Actual Proj Proj Proj Proj Proj$ in millions 2014 2015 2016 2017 2018 2019 2020 2021 Revenue Product $391 $396 $418 $414 $432 $457 $500 $551Revenue APS $185 $187 $186 $184 $187 $192 $204 $218Revenue APCS $0 $0 $0 $0 $0 $0 $0 $0Revenue Mtce $380 $385 $405 $394 $408 $426 $443 $463Revenue Other Svcs $0 $0 $0 $0 $0 $0 $0 $0Total revenue $957 $967 $1,009 $991 $1,027 $1,075 $1,147 $1,232Prod Std Cost $55 $54 $52 $45 $49 $52 $56 $60OCOGS $26 $27 $22 $22 $23 $24 $26 $29SCOGS $263 $249 $244 $231 $235 $240 $248 $256R&D $73 $67 $59 $62 $65 $69 $75 $83Total SG&A $306 $309 $313 $309 $311 $317 $333 $354Non-GAAP Op. Income $234 $262 $318 $322 $345 $373 $409 $451Addbacks $28 $34 $36 $30 $29 $29 $29 $29Adj. EBITDA $262 $296 $354 $352 $374 $402 $438 $479 Note: Above table represents a fully allocated view and does not include standalone/carve-out assumptions and methodologies

© 2016 Avaya Inc. All rights reserved. 35 Confidential - DRAFT Cleansing Materials - Subject to NDASEGMENT LEVEL P&L – APCS Actual Actual Actual Proj Proj Proj Proj Proj$ in millions 2014 2015 2016 2017 2018 2019 2020 2021 Revenue Product $0 $0 $0 $0 $0 $0 $0 $0Revenue APS $0 $0 $0 $0 $0 $0 $0 $0Revenue APCS $287 $297 $304 $300 $314 $322 $338 $355Revenue Mtce $0 $0 $0 $0 $0 $0 $0 $0Revenue Other Svcs $0 $0 $0 $0 $0 $0 $0 $0Total revenue $287 $297 $304 $300 $314 $322 $338 $355Prod Std Cost $0 $0 $0 $0 $0 $0 $0 $0OCOGS $0 $0 $0 $0 $0 $0 $0 $0SCOGS $169 $187 $195 $190 $203 $208 $217 $224R&D $5 $0 $0 ($0) ($0) ($0) ($0) ($0)Total SG&A $100 $104 $95 $96 $101 $103 $108 $114Non-GAAP Op. Income $13 $5 $14 $13 $11 $10 $13 $17Addbacks $25 $36 $48 $45 $42 $42 $42 $42Adj. EBITDA $39 $41 $62 $58 $53 $53 $55 $59 Note: Above table represents a fully allocated view and does not include standalone/carve-out assumptions and methodologies

© 2016 Avaya Inc. All rights reserved. 36 Confidential - DRAFT Cleansing Materials - Subject to NDASEGMENT LEVEL P&L – NETWORKING Direct Product Revenue Historically, between FY 2014 and 2016, Networking direct product sales represented approximately 8% of total product revenue Actual Actual Actual Proj Proj Proj Proj Proj$ in millions 2014 2015 2016 2017 2018 2019 2020 2021 Revenue Product $226 $214 $190 $135 $104 $83 $69 $59Revenue APS $5 $6 $8 $6 $4 $3 $3 $2Revenue APCS $0 $0 $0 $0 $0 $0 $0 $0Revenue Mtce $70 $59 $54 $46 $41 $36 $31 $27Revenue Other Svcs $0 $0 $0 $0 $0 $0 $0 $0Total revenue $301 $279 $252 $187 $149 $122 $102 $88Prod Std Cost $95 $94 $93 $68 $54 $45 $38 $33OCOGS $33 $33 $30 $17 $13 $11 $9 $8SCOGS $25 $22 $23 $18 $16 $13 $11 $9R&D $75 $77 $71 $46 $32 $22 $16 $12Total SG&A $154 $154 $148 $97 $78 $68 $57 $49Non-GAAP Op. Income ($82) ($101) ($113) ($59) ($44) ($37) ($28) ($22)Addbacks $12 $13 $14 $11 $10 $10 $10 $10Adj. EBITDA ($70) ($89) ($100) ($49) ($34) ($27) ($18) ($12) Note: Above table represents a fully allocated view and does not include standalone/carve-out assumptions and methodologies

© 2016 Avaya Inc. All rights reserved. 37 Confidential - DRAFT Cleansing Materials - Subject to NDA LFO (Wholeco) Actual Actual Actual Proj Proj Proj Proj Proj$ in millions 2014 2015 2016 2017 2018 2019 2020 2021 Depreciation / Other $98 $106 $114 $86 $72 $71 $69 $69OCI Pension $51 $69 $70 $76 $82 $84 $85 $85Software Amortization $22 $8 $1 $0 $0 $0 $0 $0 Total EBITDA Addbacks $171 $182 $184 $163 $154 $155 $154 $154 LFO ADJUSTED EBITDA ADDBACKS RemainCo Addbacks  Comprises similar pension addbacks as the Wholeco, and approximately $20M of annual depreciation Preliminary and subject to ongoing review given the ongoing M&A processes SaleCo Addbacks Approximately $50M annually, comprising substantially of depreciation expense, with minimal pension addbacks  Subject to ongoing review given the ongoing M&A processes

© 2016 Avaya Inc. All rights reserved. 38 Confidential - DRAFT Cleansing Materials - Subject to NDA2016 P&L BRIDGE FROM CONSOLIDATED (LFO) TO PRO FORMA REMAINCO Wholeco Segments AC&S RemainCo$ in millions 2016 Actual 2016 Pro Forma Wholeco WholecoRevenue $3,702 Revenue $3,702Costs $2,946 Costs $2,946 Addbacks $184 Addbacks $184EBITDA $940 A EBITDA $940 A CC+APCS CC+APCSRevenue $1,313 Revenue $1,313Costs $981 Standalone Cost Offset by Stranded / TSA $810 Addbacks $84 Addbacks $54EBITDA $416 B EBITDA Removed from Wholeco $558 B Networking NetworkingRevenue $252 Revenue $252Costs $365 Standalone Cost Offset by Stranded Costs $255 Addbacks $14 Addbacks $8EBITDA ($100) C EBITDA Removed from Wholeco $5 C UC+GSMB AC&S RemainCoRevenue $2,137 Revenue $2,137Costs $1,600 Costs $1,881 Incl. ~$70M TSA Addbacks $86 Addbacks $122EBITDA $624 A-B-C EBITDA $378 A-B-CTSA Addback (12mos) $71EBITDA $449 Internal Segments / Allocations Preliminary WholeCo Disaggregation to RemainCo  Subject to ongoing review given the ongoing M&A process